Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS

SECOND QUARTER 2026 RESULTS

– Industrial Properties Now Represent Approximately 85% of Base Rent –

– Rental Income Increases 10.3% Year Over Year –

– Enters into New Up To $100M Credit Facility –

GREAT NECK, New York, August 5, 2026 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on the ownership of industrial properties, today announced operating results for the quarter ended June 30, 2026.

“Our transformation into an industrial-focused REIT continues to deliver meaningful results, as evidenced by our strong second quarter revenue and per share growth performance,” stated Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty. “Our disciplined approach to portfolio optimization, including the successful disposition of non-core retail assets, positions us well for continued growth in our core industrial segment, which now represents approximately 85% of our base rent. We are also pleased to have secured a new credit facility that provides additional flexibility to execute on our industrial growth strategy which will contribute to our ability to create long-term value for our stockholders.”

Second Quarter and Recent Highlights:

●	Net income of $0.71 per diluted share.

●	8.9% growth in FFO[1] per diluted share to $0.49 per share, up $0.04 from the second quarter of 2025, and 4.1% growth in AFFO per diluted share[1] to $0.51 per share, up $0.02 from the second quarter of 2025, driven primarily by the increase in rental income.

●	Portfolio occupancy of 97.6% as of quarter end.

●	Sold three non-core properties, generating net proceeds of $16.3 million and a $13.4 million gain.

●	Entered into an agreement to sell a non-core retail property in Chicago, Illinois for approximately $5.7 million.

●	Subsequent to quarter end, entered into a new up to $100 million revolving credit facility, extending maturity and enhancing flexibility, and sold a non-core retail property in Monroeville, Pennsylvania, for approximately $2.1 million.

Key Drivers of Second Quarter Results:

●	Rental income, net, grew 10.3% or $2.5 million year over year due primarily to accretive acquisitions.

●	Total operating expenses were $17.6 million compared to $15.7 million year over year primarily due to industrial acquisitions which resulted in additional depreciation and amortization.

●	Interest expense was up $1.0 million year over year due primarily to an increase in the weighted average principal amount of mortgage debt outstanding.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

●	The 8.9% and 4.1% per share growth in FFO and AFFO, respectively, was driven primarily by an increase in rental income related to accretive industrial acquisitions, offset primarily by an increase in interest expense.

●	Diluted per share net income, FFO and AFFO were impacted compared to the corresponding quarter in the prior year by an average increase of approximately 236,000 in the weighted average number of shares of common stock outstanding as a result of stock issuances in connection with the equity incentive and dividend reinvestment programs.

Second Quarter Results	Three Months Ended
	June 30,
Key Metrics	2026	2025	% Change
(Amounts in thousands, Except Per Share Data)
Net income attributable to OLP	$15,658	$8,431	86%
Net income / share attributable to common stockholders – diluted	$0.71	$0.39	82%

FFO	$10,821	$9,695	12%
FFO / share – diluted	$0.49	$0.45	9%

AFFO	$11,228	$10,621	6%
AFFO / share – diluted	$0.51	$0.49	4%

Balance Sheet:

At June 30, 2026, the Company had $13.1 million of cash and cash equivalents, total assets of $872.1 million, total debt of $528.3 million, and total OLP stockholders' equity of $304.4 million.

At August 3, 2026, One Liberty’s available liquidity was $110.6 million, including $15.4 million of cash and cash equivalents (including the credit facility's required $3.0 million average deposit maintenance balance) and $95.2 million available under its credit facility.

Subsequent to quarter end, the Company entered into, with the lenders on its prior facility, a new up to $100 million credit facility with a scheduled maturity in December 2029 and an extension right to December 2030. Interest is based on the 30-day SOFR plus an applicable margin, based on the ratio of total debt to the value of the Company’s properties, of between 175 and 250 basis points. The new facility adds an “accordion” feature which provides the option to increase the facility by up to $50 million, and it expands the purposes for which the facility can be used, further enhancing the Company’s financial flexibility.

Transaction Activity:

●	Acquired approximately 14 acres of land for $800,000, adjacent to an industrial property located in Blythewood, SC that the Company acquired in the first quarter 2026.

●	Sold non-core retail properties including: an Advance Auto Parts property in South Euclid, Ohio, a multi-tenant property in Champaign, Illinois, and a multi-tenant property in El Paso, Texas, for an aggregate price of $26.5 million, generating net proceeds of $16.3 million (after giving effect to the payoff of $9.1 million of mortgages) and an aggregate gain of $13.4 million.

●	On July 28, 2026, sold a non-core retail property located in Monroeville, Pennsylvania, for approximately $2.1 million. This sale generated net proceeds of approximately $1.9 million, and the Company estimates that it will generate a net gain of approximately $887,000.

Pending Transaction:

●	Entered into an agreement to sell a non-core retail property located in Chicago, Illinois, for approximately $5.7 million, and anticipate the sale will close in third quarter 2026. The Company estimates that this sale will generate net proceeds of approximately $5.4 million and will result in a loss of approximately $280,000.

Non-GAAP Financial Measures:

One Liberty computes funds from operations, or FFO, in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. In computing FFO, the Company does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets.

One Liberty computes adjusted funds from operations, or AFFO, by adjusting from FFO for straight-line rent accruals and amortization of lease intangibles, deducting from income (i) additional rent from a ground lease tenant, (ii) income on settlement of litigation, (iii) income on insurance recoveries from casualties, (iv) lease termination and assignment fees, and adding back to income (i) amortization of restricted stock and restricted stock unit compensation expense, (ii) amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures), (iii) debt prepayment costs, (iv) amortization of lease incentives and (v) mortgage intangible assets. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO varies from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, the Company believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO and should not be considered to be an alternative to net income as a reliable measure of One Liberty’s operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs, including principal amortization, capital improvements and distributions to stockholders. Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating One Liberty’s performance, management is careful to examine GAAP measures such as net income and cash flows from operating, investing and financing activities.

Operating Measure:

Base Rent, or base rent, generally represents the cash base rent payable to OLP during the twelve months ending June 30, 2027 under leases in effect at July 1, 2026.  See OLP’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 for further information on the calculation of Base Rent.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe One Liberty’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward-looking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income and base rent exclude any related variable rent and the adjustments required by GAAP to present rental income; anticipated property purchases, sales, financings and/or refinancings may not be completed during the period or on the terms indicated, or at all; estimates of net proceeds and gains from property sales and financings/refinancings are subject to adjustment, among other things, because actual closing costs (including the amounts, if any, required to pay-off mortgage debt on properties being sold) may differ from the estimated costs; anticipated rent increases, including those tied to filling of vacancies or as a result of market-to-market opportunities (i.e., renewing leased premises or leasing vacant premises at higher rental rates) may not be realized; and amounts presented in this press release and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 may differ from one another due to rounding. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

About One Liberty Properties:

One Liberty, organized in Maryland in 1982, is an industrial-focused real estate investment trust. The Company owns and operates a geographically diversified portfolio consisting primarily of industrial properties across the United States. Additional financial and descriptive information on One Liberty, its operations and its portfolio, is available on its website at: http://1liberty.com.  Interested parties are encouraged to review One Liberty’s Annual Report on Form 10-K and the other reports it files with the Securities and Exchange Commission for additional information.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	June 30,	December 31,
	2026	2025
ASSETS
Real estate investments, at cost	$991,907	$972,257
Accumulated depreciation	(188,944)	(194,663)
Real estate investments, net	802,963	777,594

Property held-for-sale	1,054	—
Cash and cash equivalents	13,085	14,434
Unbilled rent receivable	17,683	17,269
Unamortized intangible lease assets, net	25,717	25,501
Other assets	11,612	22,772
Total assets	$872,114	$857,570

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$528,318	$517,342
Line of credit	—	—
Unamortized intangible lease liabilities, net	12,983	12,946
Other liabilities	26,214	27,485
Total liabilities	567,515	557,773

Total One Liberty Properties, Inc. stockholders’ equity	304,412	299,603
Non-controlling interests in consolidated joint ventures	187	194
Total equity	304,599	299,797
Total liabilities and equity	$872,114	$857,570

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Rental income, net	$27,000	$24,479	$53,963	$48,649
Lease termination fees	—	66	1,327	66
Total revenues	27,000	24,545	55,290	48,715

Operating expenses:
Depreciation and amortization	8,458	6,827	17,028	13,372
Real estate expenses	4,929	4,891	10,641	9,929
General and administrative	3,990	3,938	8,328	8,108
Impairment loss	142	—	142	—
State tax expense (benefit)	116	67	180	(27)
Total operating expenses	17,635	15,723	36,319	31,382

Other operating income
Gain on sale of real estate, net	13,433	6,531	17,309	7,641
Operating income	22,798	15,353	36,280	24,974

Other income and expenses:
Other income	11	189	50	402
Interest:
Expense	(6,860)	(5,847)	(13,818)	(11,279)
Amortization and write-off of deferred financing costs	(284)	(277)	(607)	(510)

Net income	15,665	9,418	21,905	13,587
Net income attributable to non-controlling interests	(7)	(987)	(10)	(1,001)
Net income attributable to One Liberty Properties, Inc.	$15,658	$8,431	$21,895	$12,586

Net income per share attributable to common stockholders - diluted	$.71	$.39	$1.00	$.57

Funds from operations - Note 1	$10,821	$9,695	$21,747	$19,268
Funds from operations per common share - diluted - Note 2	$.49	$.45	$.99	$.89

Adjusted funds from operations - Note 1	$11,228	$10,621	$21,750	$21,131
Adjusted funds from operations per common share - diluted - Note 2	$.51	$.49	$.99	$.97

Weighted average number of common shares outstanding:
Basic	21,075	20,853	21,065	20,836
Diluted	21,198	20,967	21,176	20,948

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Note 1:	2026	2025	2026	2025
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$15,658	$8,431	$21,895	$12,586
Add: depreciation and amortization of properties	8,244	6,610	16,586	12,945
Add: impairment loss	142	—	142	—
Add: amortization of deferred leasing costs	214	217	442	427
Deduct: gain on sale of real estate, net	(13,433)	(6,531)	(17,309)	(7,641)
Adjustments: non-controlling interests and our share of unconsolidated joint ventures	(4)	968	(9)	951
NAREIT funds from operations applicable to common stock	10,821	9,695	21,747	19,268
Add: amortization of restricted stock and RSU compensation	1,247	1,296	2,514	2,642
Add: amortization and write-off of deferred financing costs	284	277	607	510
Add: amortization of mortgage intangible assets	34	34	69	69
Add: amortization of lease incentives	24	30	47	60
Deduct: lease termination fees	—	(66)	(1,327)	(66)
Deduct: straight-line rent accruals and amortization of lease intangibles	(1,182)	(604)	(1,889)	(1,258)
Deduct: other income and income on settlement of litigation	—	(27)	(18)	(55)
Adjustments: non-controlling interests and our share of unconsolidated joint ventures	—	(14)	—	(39)
Adjusted funds from operations applicable to common stock	$11,228	$10,621	$21,750	$21,131

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$.71	$.39	$1.00	$.57
Add: depreciation and amortization of properties	.37	.31	.75	.61
Add: impairment loss	.01	—	.01	—
Add: amortization of deferred leasing costs	.01	.01	.02	.02
Deduct: gain on sale of real estate, net	(.61)	(.30)	(.79)	(.35)
Adjustments: non-controlling interests and our share of unconsolidated joint ventures	—	.04	—	.04
NAREIT funds from operations per share of common stock - diluted (a)	.49	.45	.99	.89
Add: amortization of restricted stock and RSU compensation	.06	.06	.12	.12
Add: amortization and write-off of deferred financing costs	.01	.01	.03	.02
Add: amortization of mortgage intangible assets	—	—	—	—
Add: amortization of lease incentives	—	—	—	—
Deduct: lease termination fees	—	—	(.06)	—
Deduct: straight-line rent accruals and amortization of lease intangibles	(.05)	(.03)	(.09)	(.06)
Deduct: other income and income on settlement of litigation	—	—	—	—
Adjustments: non-controlling interests and our share of unconsolidated joint ventures	—	—	—	—
Adjusted funds from operations per share of common stock - diluted (a)	$.51	$.49	$.99	$.97

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.